Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
August 31, 2007

                  UNITED NATURAL FOODS ANNOUNCES FOURTH QUARTER
                          AND FISCAL YEAR 2007 RESULTS;
                          PROVIDES FISCAL 2008 GUIDANCE

Dayville, Connecticut - August 31, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net income of $13.1 million, or $0.31 per diluted share, for the fourth quarter of fiscal 2007, ended July 28, 2007, an increase of 3.5% from net income of $12.7 million, or $0.30 per diluted share, reported for the fourth quarter of fiscal 2006, ended July 29, 2006. The Company reported net sales for the fourth quarter of fiscal 2007 of $706.8 million, an increase of $87.0 million, or 14.0%, from the $619.8 million of net sales recorded in the fourth quarter of fiscal 2006.

Gross margin was 18.7% for the fourth quarter of fiscal 2007, which represents a 54 basis point decline from the gross margin of 19.2% for the fourth quarter of fiscal 2006. Gross margin in the fourth quarter of 2007 increased 94 basis points when compared with the 17.7% gross margin reported in the third quarter of fiscal 2007, ended April 28, 2007.

For the fourth quarter ended July 28, 2007, operating expenses were 15.3% of net sales, or $108.2 million, an increase of $11.5 million, or 11.9%, over operating expenses of $96.7 million, or 15.6% of net sales, for the fourth quarter of fiscal 2006. In the fourth quarter of fiscal 2007, several items negatively impacted the Company's operating expenses and net income. Operating expenses in the fourth quarter of fiscal 2007 were negatively impacted by $0.9 million in labor and other start-up expenses related to the Company's new distribution facilities in Sarasota, Florida and Ridgefield, Washington, which are expected to open in September and December 2007, respectively. Higher health insurance expenses of $0.6 million and an increase in fuel costs of $0.9 million also contributed to the increase in operating expenses as a percentage of net sales compared to the third quarter of fiscal 2007.

In the fourth quarter of fiscal 2007, the Company recorded share-based compensation expense of $1.0 million, in accordance with Statement of Financial Accounting Standard ("SFAS") No. 123R, Share-Based Payment, compared to $0.8 million of share-based compensation expense for the fourth quarter of fiscal 2006.

Record Full Year Results

Net sales for fiscal 2007 were $2.75 billion, an increase of 13.2%, or $320.7 million, over the $2.43 billion of net sales recorded in fiscal 2006. Gross margin was 18.5% for fiscal 2007, which represents a 64 basis point decline from the gross margin of 19.1% for fiscal 2006.

Net income for fiscal 2007 increased $6.9 million, or 15.9%, to $50.2 million, or $1.17 per diluted share, from $43.3 million, or $1.02 per diluted share, for fiscal 2006.

Fiscal year 2007 operating expenses were 15.1% of net sales, or $416.1 million, an increase of $30.1 million, or 7.8%, over operating expenses of $386.0 million, or 15.9% of net sales, for fiscal 2006.

Operating expenses during fiscal 2007 were negatively impacted by approximately $2.2 million of losses related to the Company's two Auburn, California facilities, $0.7 million in fees and abandoned leasehold improvements and $0.9 million in labor and other start-up expenses related to the Company's new distribution facilities in Sarasota, Florida and Ridgefield, Washington.

Operating expenses in fiscal 2006 were negatively impacted by $3.5 million in expenses related to an employment transition agreement entered into with a former executive and $0.9 million in costs incurred during the transition from our former warehouses and outside storage facility in Auburn, California into our facility in Rocklin, California.

For the fiscal year ended July 28, 2007, share-based compensation expense was $4.0 million, compared with $5.5 million for the fiscal year ended July 29, 2006.

Comments from Management

"Our sales growth in the 2007 fourth quarter remained strong and consistent with our forecast of 13% to 15% growth." said Michael Funk, President and Chief Executive Officer.

Mr. Funk added, "We're pleased to report that our gross margins rebounded nicely during the quarter, as we had discussed on the third quarter earnings conference call. I'm very impressed with the Company's ability to focus on the margin enhancing initiatives during the fourth quarter. However, during the fourth quarter, we incurred start-up operating costs associated with our new facilities in Florida and the Portland, Oregon area, which will continue into the first quarter of fiscal 2008. Nonetheless, the transportation savings and operational efficiencies generated from these investments should benefit us during the second half of fiscal 2008 and into the future."

"We look forward to executing on our fiscal 2008 plan which will deliver shareholders a 19 to 24% increase in earnings and top line growth between 11% and 14%," Mr. Funk concluded.

Announces Fiscal 2008 Guidance

The Company also has provided its financial outlook for fiscal 2008, ending August 2, 2008.

For fiscal 2008, the Company expects revenues to increase by approximately 11% to 14% from fiscal 2007 to a range of $3.05 billion to $3.13 billion. Fiscal 2008 U.S. GAAP earnings per diluted share are expected to be in the range of $1.40 to $1.45 per share, an increase of 19% to 24% over fiscal 2007. After excluding the impact of $2.2 million of losses related to the Company's two Auburn, California facilities and $0.7 million in fees related to the early termination of unused leased space and the write-off of abandoned leasehold improvements at a facility in Minnesota, both reported in the second quarter of fiscal 2007, fiscal 2008 earnings per diluted share are expected to increase 16% to 20% over fiscal 2007 earnings per diluted share.

The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company's control. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results.

Capital expenditures are expected to be in the range of $50 million to $55 million during fiscal 2008. Included in the Company's 2008 capital expenditures guidance are certain costs associated with the Sarasota, Florida and Ridgefield, Washington facilities. The Company expects to begin operating out of the Sarasota, Florida facility in the middle of the first quarter of fiscal 2008, and the Ridgefield, Washington facility should commence operations in the second fiscal quarter.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EDT on August 31, 2007 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 275-2170. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

AT THE COMPANY:                                      FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                                         Joseph Calabrese
Chief Financial Officer                              General Information
(860) 779-2800                                       (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on June 7, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                      Quarters ended              Years ended
                                                  ----------------------    --------------------------
                                                   July 28,     July 29,      July 28,       July 29,
                                                     2007         2006          2007           2006
                                                  ---------    ---------    -----------    -----------

Net sales                                         $ 706,786    $ 619,804    $ 2,754,280    $ 2,433,594
Cost of sales                                       574,791      500,729      2,244,702      1,967,684
                                                  ---------    ---------    -----------    -----------

                 Gross profit                       131,995      119,075        509,578        465,910
                                                  ---------    ---------    -----------    -----------

Operating expenses                                  108,210       96,667        415,337        385,982
Impairment on assets held for sale                       --           --            756             --
                                                  ---------    ---------    -----------    -----------
                Total operating expenses            108,210       96,667        416,093        385,982
                                                  ---------    ---------    -----------    -----------

                Operating income                     23,785       22,408         93,485         79,928
                                                  ---------    ---------    -----------    -----------

Other expense (income):
         Interest expense                             2,807        2,900         12,089         11,210
         Interest income                               (357)         (78)          (975)          (297)
         Other, net                                    (176)        (173)           156           (381)
                                                  ---------    ---------    -----------    -----------
                 Total other expense                  2,274        2,649         11,270         10,532
                                                  ---------    ---------    -----------    -----------

                 Income before income taxes          21,511       19,759         82,215         69,396

Provision for income taxes                            8,387        7,084         32,062         26,119
                                                  ---------    ---------    -----------    -----------

                Net income                        $  13,124    $  12,675    $    50,153    $    43,277
                                                  =========    =========    ===========    ===========

Basic per share data:
                Net income                        $    0.31    $    0.30    $      1.18    $      1.04
                                                  =========    =========    ===========    ===========

Weighted average basic shares of common stock        42,602       42,103         42,445         41,682
                                                  =========    =========    ===========    ===========

Diluted per share data:
                Net income                        $    0.31    $    0.30    $      1.17    $      1.02
                                                  =========    =========    ===========    ===========

Weighted average diluted shares of common stock      42,847       42,572         42,786         42,304
                                                  =========    =========    ===========    ===========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                      (In thousands, except per share data)

                                                                      July 28,      July 29,
                                                                        2007          2006
                                                                     ----------    ----------
ASSETS
------
Current assets:
    Cash and cash equivalents                                        $   17,010    $   20,054
    Accounts receivable, net                                            160,329       151,642
    Notes receivable, trade, net                                          1,236         1,254
    Inventories                                                         312,377       257,259
    Prepaid expenses and other current assets                             8,199         5,728
    Assets held for sale                                                  5,935         6,868
    Deferred income taxes                                                 9,801        10,911
                                                                     ----------    ----------
       Total current assets                                             514,887       453,716

Property and equipment, net                                             185,083       163,247

Other assets:
    Goodwill                                                             79,903        78,016
    Notes receivable, trade, net                                          3,247         2,760
    Intangible assets, net                                                8,552           251
    Other                                                                 9,553         6,561
                                                                     ----------    ----------
Total assets                                                         $  801,225    $  704,551
                                                                     ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                                 $  134,576    $  102,146
    Notes payable                                                       120,000       125,005
    Accrued expenses and other current liabilities                       37,132        38,201
    Current portion of long-term debt                                     6,934         5,433
                                                                     ----------    ----------
       Total current liabilities                                        298,642       270,785

Long-term debt, excluding current portion                                65,067        59,716
Deferred income taxes                                                     9,882         9,693
Other long-term liabilities                                                 839           883
                                                                     ----------    ----------
       Total liabilities                                                374,430       341,077
                                                                     ----------    ----------

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at
    July 28, 2007 and July 29, 2006; none issued and outstanding             --            --
  Common stock, $0.01 par value, authorized 100,000 shares;
    43,051 issued and 42,822 outstanding shares at July 28, 2007;
    42,477 issued and 42,248 outstanding shares at July 29, 2006            431           425
  Additional paid-in capital                                            163,473       149,840
  Unallocated shares of Employee Stock Ownership Plan                    (1,203)       (1,380)
  Treasury stock                                                         (6,092)       (6,092)
  Accumulated other comprehensive income                                    399         1,047
  Retained earnings                                                     269,787       219,634
                                                                     ----------    ----------
     Total stockholders' equity                                         426,795       363,474
                                                                     ----------    ----------

Total liabilities and stockholders' equity                           $  801,225    $  704,551
                                                                     ==========    ==========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                      Years ended
                                                               --------------------------
                                                                July 28,        July 29,
                                                                  2007            2006
                                                               ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                     $   50,153      $   43,277
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                  18,376          17,099
    Loss (gain) on disposals of property and equipment              1,997            (140)
    Impairment on assets held for sale                                756              --
    Deferred income taxes                                           1,707          (1,355)
    Provision for doubtful accounts                                 1,528           2,829
    Share-based compensation                                        3,994           5,507
Changes in assets and liabilities, net of acquisitions:
    Accounts receivable                                           (10,216)        (17,934)
    Inventories                                                   (52,975)        (21,242)
    Prepaid expenses and other assets                              (5,772)          4,348
    Notes receivable, trade                                          (469)         (1,335)
    Accounts payable                                               27,739          (8,936)
    Accrued expenses and other current liabilities                 (1,308)          3,070
                                                               ----------      ----------
      Net cash provided by operating activities                    35,510          25,188
                                                               ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                              (46,804)        (19,290)
Purchases of acquired businesses, net of cash acquired             (9,303)         (3,286)
Proceeds from disposals of property and equipment                   5,452             224
Other investing activities                                         (1,010)             --
                                                               ----------      ----------
      Net cash used in investing activities                       (51,665)        (22,352)
                                                               ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt                           10,000              --
Proceeds from exercise of stock options                             7,127          18,679
Repayments on long-term debt                                       (6,216)         (5,854)
Net (repayments) borrowings under note payable                     (5,005)          1,431
Increase (decrease) in bank overdraft                               4,691          (8,300)
Tax benefit from exercises of stock options                         2,518           5,312
Principal payments of capital lease obligations                        (4)           (573)
Purchases of treasury stock                                            --          (6,092)
                                                               ----------      ----------
      Net cash provided by financing activities                    13,111           4,603
                                                               ----------      ----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS               (3,044)          7,439
Cash and cash equivalents at beginning of period                   20,054          12,615
                                                               ----------      ----------
Cash and cash equivalents at end of period                     $   17,010      $   20,054
                                                               ==========      ==========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest paid, net of amounts capitalized                 $   11,877      $   10,352
                                                               ==========      ==========
     Federal and state income taxes paid, net of refunds       $   28,607      $   21,485
                                                               ==========      ==========